United States

                       Securities and Exchange Commission

                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 23, 1999

                           Diamond Home Services, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                    0-20829                36-3886872
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                   Identification Number)

                                222 Church Street
                               Woodstock, IL 60098
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (815) 334-1414

                                      None
             (Former name or address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         Please refer to the matters reflected below in Item 7(c)(99).

         On September 23, 1999, the Company announced the resignations of William R. Griffin and James "Milt" Gillespie as members of the Board of Directors, and Michael A. Augello as Vice President of Diamond Home Services, Inc. and President of Reeves Southeastern Corporation.

         Mr. Griffin's letter of resignation stated that he resigned due to his obligations regarding other business ventures.

         In his letter of resignation, Mr. Gillespie indicated that he disagreed with the direction of the Company. The Company believes its policies are those best suited to maximize value to shareholders and other interested parties.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits (numbered pursuant to Item 601 of Registration S-K)

                  (99)     Press release dated September 23, 1999.



                          SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                      Diamond Home Services, Inc.
                                      (Registrant)

                                      /s/  Richard G. Reece
                                      Richard G. Reece
                                      Vice President and Chief Financial Officer
                                      (For the Registrant and as
                                      Principal Accounting Officer)

Date:  September 27, 1999